Exhibit 99.1

Biostar Pharmaceuticals, Inc. Announces Its Full Year and Fourth Quarter 2014 Financial Results

Full Year 2014 Financial Highlights

•	Net sales increased by $8.7 million, or 16.5%, year over year, from $52.7 million in 2013 to $61.4 million in 2014.
•	Gross profit grew by approximately 17.9% from $25.7 million in 2013 to $30.3 million in 2014.
•	Cash and cash equivalents was $1.7 million at December 31, 2014, an improvement as compared to December 31, 2013;
•	Net income was $4.8 million; basic and diluted earnings per share was $0.33.

Fourth Quarter 2014 Financial Highlights

•	Net sales in the fourth quarter of 2014 was $14.4 million as compared to $11.0 million during the same period in 2013, representing a $3.4 million, or 31.0% increase.
•	Gross profit increased by $1.6 million during the quarter.
•	Net income for the quarter was $2.7 million.

XIANYANG, China, April 15, 2015 /PRNewswire/ -- Biostar Pharmaceuticals, Inc. (BSPM) ("Biostar", “we” or the “Company"), a manufacturer and marketer of pharmaceutical and health supplements to treat a variety of diseases and ailments, headquartered in China, today announced its results of operations for the full year and the quarter ended December 31, 2014.

Mr. Ronghua Wang, Chairman and CEO of Biostar Pharmaceuticals, Inc. commented: “In 2014, we experienced double digit growth in both our top line and gross profit.  We believe our positive results are the fruits of labor from our loyal and experienced team at Biostar.  By hitting 16.5% growth in sales, we were able to achieve and exceed our internal sales targets. Despite certain write-offs and one off dispositions, we were able to achieve net profit margins of 7.89%.  We believe the Company has returned to normal sustainable profit margins after weathering the storm in 2012 that adversely affected our entire industry.  We do believe through market research and input from our customers, vendors, industry experts, we were able to adapt to the market by, among other things, developing and introducing several new products to the market.  We also executed on a new sales strategy which included rolling out revised incentive compensation structure for our sales team and sales channels.”

“In 2015, the Company will continually re-examine its product portfolio to focus on high margin products and expand its national sales footprint.  The Company will look to grow sales for its products via e-commerce.  Of course, the Company will not remain static with its core competency the research and development of new drugs. The Company also believes that economies of scale is vital to continue to improve its bottom line; accordingly, when the right opportunity presents itself, the Company will consider acquiring competitors to ramp up its production.” In closing, Chairman Wang noted: “We will make every effort to make 2015 a banner year so that we can bring superior returns to all of our stakeholders.”

*The Company’s Consolidated Balance Sheets, Statement of Operations, and Cash Flows can be found at the end of this press release.  Please also refer the Company’s Annual Report on Form 10K filed with the U.S. Securities and Exchange Commission for further regarding the Company’s results of operations and the potential risks of investing in the Company’s common stock.

About Biostar Pharmaceuticals, Inc.

Biostar Pharmaceuticals, Inc., through its wholly owned subsidiary and controlled affiliate in China, develops, manufactures and markets pharmaceutical and health supplement products for a variety of diseases and conditions. The Company's most popular product is its Xin Aoxing Oleanolic Acid Capsule, an over-the-counter ("OTC") medicine for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. For more information please visit:http://www.biostarpharmaceuticals.com.

Safe Harbor Relating to the Forward-Looking Statements

Certain statements in this release concerning our future growth prospects are forward-looking statements, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The company uses words and phrases such as "guidance," "forecasted," "projects," "is expected," "remain confident," "will" and similar expressions to identify forward-looking statements in this press release, including forward-looking statements. Undue reliance should not be placed on forward-looking information. Forward-looking information is based on current expectations, estimates and projections that involve a number of risks, which could cause actual results to vary and in some instances to differ materially from those anticipated by Biostar and described in the forward-looking information contained in this news release. The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding the Company's ability to sustain its sales effort going forward, its ability to retain existing and retain new customers for its products, its ability to achieve the projected sales through the efforts of the call center, to complete the contemplated clinical trials and capitalize on such opportunities, the Company's ability to recover its sales and revenue for the gel capsule segment of its business, the state of consumer confidence and market demand or the Company's products, success of our investments, risks and uncertainties regarding fluctuations in earnings, our ability to sustain our previous levels of profitability including on account of our ability to manage growth, intense competition, wage increases in China, our ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, our ability to successfully complete and integrate potential acquisitions, withdrawal of governmental fiscal incentives, political instability and regional conflicts and legal restrictions on raising capital or acquiring companies outside China. Additional risks that could affect our future operating results are more fully described in our United States Securities and Exchange Commission filings including our most recent Annual Report on Form 10-K for the year ended December 31, 2014, and other subsequent filings. These filings are available at www.sec.gov. We may, from time to time, make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. We do not undertake to update any forward-looking statements that may be made from time to time by or on our behalf.

Investor Relations Contact

Please send questions or comments to:
Biostar Pharmaceuticals, Inc.
Investor Relations Coordinator
+86-29-3368-6638
office@aoxing-group.com
http://www.biostarpharmaceuticals.com

BIOSTAR PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS

	AS OF DECEMBER 31,
	2014	2013

ASSETS

Current Assets
Cash and cash equivalents	$1,685,154	$80,072
Notes receivable	-	1,636,072
Accounts receivable, net	26,962,078	17,965,082
Inventories	673,989	830,311
Deposits and other receivables	4,471,992	5,282,574
Income tax recoverable	67,370	374,958
Loan receivables	9,772,464	9,816,433
Total Current Assets	43,633,047	35,985,502

Non-current Assets
Deposits	8,795,218	3,926,573
Deferred tax assets	7,065,523	2,789,175
Property and equipment, net	8,483,113	7,728,700
Intangible assets, net	13,270,330	17,134,494
Total Non-Current Assets	37,614,184	31,578,942

Total Assets	$81,247,231	$67,564,444

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts and other payables	$5,001,086	$4,447,314
Short-term bank loans	3,094,614	-
Valued-added tax payable	432,885	344,191
Warrants liability	383,295	-
Total Current Liabilities	8,911,880	4,791,505

Commitment and contingencies

Stockholders' Equity
Common stock, $0.001 par value, 100,000,000 shares authorized, 15,476,113 and 12,676,113 shares issued and outstanding as of December 31, 2014 and 2013	15,476	12,676
Additional paid-in capital	30,303,508	25,748,669
Deferred stock-based compensation	-	(365,017)
Statutory reserve	7,354,413	7,126,432
Retained earnings	28,269,956	23,649,725
Accumulated other comprehensive income	6,391,998	6,600,454
Total Stockholders' Equity	72,335,351	62,772,939

Total Liabilities and Stockholders' Equity	$81,247,231	$67,564,444

Please refer to the accompanying notes which form an integral part of these consolidated financial statements which can be found on Form 10-K filed with U.S. Securities and Exchange Commission.

BIOSTAR PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31,
2014		2013

Sales	$61,416,587	$52,729,054
Cost of sales	31,140,225	27,046,216
Gross profit	30,276,362	25,682,838

Operating expenses:
Advertising expenses	8,594,303	7,562,662
Selling expenses	9,892,447	9,012,456
General and administrative expenses	7,718,388	6,092,139
Recovery of doubtful accounts	-	(1,291,510)
Research and development expenses	2,766,162	3,228,775
Impairment loss on other receivables	-	330,004
Impairment loss on intangible assets	990,603	240,091
Construction in progress written off	1,627,154	-
Total operating expenses	31,589,057	25,174,617

(Loss) Income from operations	(1,312,695)	508,221

Other income (expense)
Interest income	1,330,329	1,344,566
Interest expense	(154,547)	(367,493)
Fair value adjustment on warrants	577,599	-
Gain on disposal of intangible assets	-	1,168,451
Additional compensation received for the disposed land use rights	1,093,878	-
Other	67	2,281
Total other income, net	2,847,326	2,147,805

Income before income taxes	1,534,631	2,656,026

(Income tax benefit) Provision for income tax	(3,313,581)	1,846,980

Net income	$4,848,212	$809,046

Other comprehensive income	(208,456)	2,071,586

Comprehensive income	$4,639,756	$2,880,632

Earning per share
Basic	$0.33	$0.07
Diluted	$0.33	$0.07

Weighted average number of common shares outstanding
Basic	14,499,401	11,510,802
Diluted	14,499,401	11,510,802

Please refer to the accompanying notes which form an integral part of these consolidated financial statements which can be found on Form 10-K filed with U.S. Securities and Exchange Commission.

BIOSTAR PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE YEARS ENDED DECEMBER 31,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,848,212	$809,046
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax (benefit) expense	(4,284,655)	981,390
Depreciation and amortization	3,086,188	2,786,702
Recovery of doubtful accounts	-	(1,291,510)
Recognition of deferred research and development expenses	2,766,162	3,228,775
Impairment loss on other receivables	-	330,004
Impairment loss on intangible assets	990,603	240,091
Construction in progress written off	1,627,154	-
Loss on disposal of property, plant and equipment	3,275	-
Gain on disposal of intangible assets	-	(1,168,451)
Additional compensation received for the disposed land use rights	(1,093,878)	-
Stock-based compensation	2,021,017	757,380
Warrants liability	(577,599)	-
Changes in operating assets and liabilities:
Accounts receivable and notes receivable	(7,441,446)	4,204,776
Inventories	152,454	43,461
Deposits and other receivables	244,270	(161,358)
Accounts payable and accrued expenses	573,102	(1,449,439)
Value-added tax payable	90,148	(301,662)
Income tax payable (recoverable)	305,611	(100,092)
Net cash provided by operating activities	3,310,618	8,909,113

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(2,869,204)	(982,012)
Proceeds from disposal of property, plant and equipment	2,929	-
Deposit paid for research and development	(4,067,885)	(2,744,459)
Deposit paid for intended acquisitions	(4,881,462)	(3,874,530)
Proceeds from disposal of two drug approval numbers	1,390,661	-
Compensation received for disposed land use rights	1,546,822	3,390,214
Net cash used in investing activities	(8,878,139)	(4,210,787)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment to a related party	-	(1,614,387)
Proceeds from short-term bank loans	3,254,307	-
Repayment of short-term bank loans	(162,715)	(4,843,162)
Proceeds from stock issuance and warrants	3,862,533	-
Net cash provided by (used in) financing activities	6,954,125	(6,457,549)

Effect of exchange rate changes on cash and cash equivalents	218,478	80,217

Net increase (decrease) in cash and cash equivalents	1,605,082	(1,679,006)

Cash and cash equivalents, beginning balance	80,072	1,759,078
Cash and cash equivalents, ending balance	$1,685,154	$80,072

SUPPLEMENTAL DISCLOSURES:
Interest received	$1,330,329	$1,344,566
Interest paid	$(154,547)	$(355,657)
Income tax paid	$(665,621)	$(965,681)

Please refer to the accompanying notes which form an integral part of these consolidated financial statements which can be found on Form 10-K filed with U.S. Securities and Exchange Commission.